Exhibit 99.2

ARTICLE VII

Stock

Section 7.01 CERTIFICATES. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that any or all classes of its stock may be uncertificated shares. Any such resolution shall not apply to shares represented by certificates until any such certificate is surrendered to the Corporation. Each holder of stock represented by certificates shall be entitled to a certificate or certificates which shall represent and certify the number and class (and series, if appropriate) of shares of stock owned by him in the Corporation. Each certificate shall be signed in the name of the Corporation by the Chairman of the Board and the President, together with the Secretary or Assistant Secretary. Any or all of the signatures on any certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

Section 7.02 TRANSFER OF SHARES. Shares of stock shall be transferable on the books of the Corporation only by the holder thereof, in person or by his duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed, to the Corporation’s registrar if the Corporation has a registrar or, if uncertificated, by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require. The Board shall have power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of the Corporation’s stock as it may deem expedient.